Exhibit 16.1

April 11, 2008

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C. 20549-7561

Re:	The Princeton Review, Inc.
File No. 000-32469

Dear Sirs/Madams:

We have read Item 4.01 of Form 8-K of The Princeton Review, Inc. dated April 10, 2008, and agree with the statements concerning our Firm contained therein.

Yours truly,

/s/ GRANT THORNTON LLP